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Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the incorporation by reference in Registration Statements (File Nos. 333-205471, 333-205469, 333-183491, 333-173208, 333-176110 and 333-176111) on Form S-8 and Registration Statements (File Nos. 333-201535, 333-188573, 333-178584 and 333-171998) on Form S-3 of our report dated March 11, 2015, relating to our audit of the consolidated financial statements, which appears in the Annual Report on Form 10-K of InVivo Therapeutics Holdings Corp. for the year ended December 31, 2015.

/s/ Wolf & Company, P.C.

Wolf & Company, P.C.
Boston, Massachusetts
March 4, 2016

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  Exhibit 23.2